Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in StepStone Private Credit Fund LLC

Tendered Pursuant to the Offer to Purchase

Dated November 3, 2025

The Offer and withdrawal rights will expire on December 2, 2025 and this Letter of Transmittal must be received by

the Company’s Transfer Agent, either by mail, by overnight delivery, by fax or by e-mail, by 11:59 p.m.,

Eastern Time, on December 2, 2025, unless the Offer is extended

Complete this Letter of Transmittal and follow the instructions included herein.

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THIS LETTER OF TRANSMITTAL CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to StepStone Private Credit Fund LLC, a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is organized as a Delaware limited liability company (the “Company”), the shares of the Company’s limited liability interests (the “Shares”), or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated November 3, 2025 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Offer and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by it, in its sole discretion, not to be received timely and in the appropriate form.

IMPORTANT: If you hold Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that institution in order to tender your Shares and request that your broker, dealer, commercial bank, trust company or other nominee effect the tender for you.

The undersigned hereby sells to the Company the Shares or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Shares tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Shares) and rights declared, paid or distributed in respect of such Shares that are declared, paid or distributed in respect of a record date occurring after the December 31, 2025 valuation date for the Offer (or a later valuation date determined by the Company if the Offer is extended, any such date being the “Valuation Date”) (collectively, “Distributions”), that when such Shares are accepted for repurchase by the Company, the Company will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges, proxies and encumbrances, and that none of such Shares and Distributions will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Transfer Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of Shares tendered hereby and all Distributions.

The undersigned name(s) on this Letter of Transmittal must correspond exactly with the name(s) on the books and records of the Company maintained by UMB Fund Services, Inc., the Company’s transfer agent (the “Transfer Agent”). The undersigned recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the undersigned understands that the Shares not purchased, if any, will continue to be held by the undersigned and will not be tendered.

The undersigned understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that, in accordance with terms and subject to the conditions of the Offer, following the determination of the purchase price, cash payment of the purchase price for the Shares or portion thereof of the undersigned (less the 2.0% “early repurchase deduction,” as applicable), as described in Section 6 “Purchases and Payment” of the Offer to Purchase, will be made on behalf of the Company by wire transfer to the account identified by the undersigned below or, if no instructions are indicated, to the account on record with the Transfer Agent for the payment of dividends.

The undersigned understands that upon acceptance of Shares by the Company in this Offer, the undersigned will retain, with respect to such repurchased Shares, all rights to inspect the books and records of the Company and to receive financial and other reports relating to the Company until the payment is made for such repurchased Shares. However, the undersigned will not be a shareholder of the Company, with respect to such repurchased Shares, and shall have no other rights (including, without limitation, any voting rights) under the Company’s limited liability company agreement, with respect to such repurchased Shares, after the Valuation Date.

No alternative, conditional or contingent tenders will be accepted. All tendering shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment.

All questions as to validity, form and eligibility (including time of receipt), including questions as to the proper completion or execution of any Letter of Transmittal or other required documents will be determined by the Company in its sole and absolute discretion (which may delegate power in whole or in part to the Transfer Agent) which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders (i) determined by it not to be received timely or in appropriate form or (ii) for which the acceptance of, or payment for, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the surrender of any Shares whether or not similar defects or irregularities are waived in the case of any other shareholder. A surrender will not be deemed to have been validly made until all defects and irregularities have been cured or waived. The Company and the Transfer Agent shall make reasonable efforts to notify any person of any defect in any Letter of Transmittal submitted to the Transfer Agent.

Backup Withholding. Under U.S. federal income tax laws, the Transfer Agent will be required to withhold a portion of the amount of any payments made to certain shareholders pursuant to the Offer. In order to avoid such backup withholding, each tendering shareholder or payee that is a United States person (for U.S. federal income tax purposes) who has not previously submitted to the Transfer Agent a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9, should provide the Transfer Agent with such shareholder’s or payee’s correct taxpayer identification number (“TIN”) by completing a Form W-9 with the required certifications being made under penalties of perjury. A copy of such form may be obtained from the Transfer Agent or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov. If such shareholder is an individual, the TIN is such shareholder’s social security number. If the Transfer Agent is not provided with the correct TIN, the shareholder may be subject to penalties imposed by the IRS and payments that are made to such shareholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding. If backup withholding applies with respect to such non-exempt United States person, the Transfer Agent is required to withhold 24% of any payments of the purchase price made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is furnished to the IRS in a timely manner.

In order to avoid backup withholding, a foreign shareholder who has not previously submitted to the Transfer Agent a correct, completed and signed version of the appropriate IRS tax form should submit to the Transfer Agent a properly completed applicable IRS Form W-8 (IRS Form W-8BEN for foreign individuals; or IRS Form W-8BEN-E for foreign corporations; or other applicable IRS forms), including certification of such shareholder’s foreign status, signed under penalties of perjury. Copies of such forms may be obtained from the Transfer Agent or downloaded from the Internal Revenue Service’s website at the following address: http:/www.irs.gov.

Certain shareholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements, but should certify their exemption by completing the applicable Form W-9 or W-8 if they have not previously submitted to the Transfer Agent a correct, completed and signed version of the appropriate IRS tax form, or if their applicable Form W-8 is no longer current. Failure to complete the applicable Form W-9 or W-8 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Transfer Agent to withhold a portion of the amount of any payments made of the purchase price pursuant to the Offer.

NOTE: FAILURE TO COMPLETE AND RETURN THE APPLICABLE FORM W-9 OR FORM W-8 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER IF THE TRANSFER AGENT DOES NOT HAVE A CORRECT, COMPLETED AND SIGNED VERSION OF THE APPROPRIATE IRS TAX FORM ON FILE.

What Number to Give the Transfer Agent

Each United States shareholder is generally required to give the Transfer Agent its social security number or employer identification number. If the tendering shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the shareholder should write “Applied For” in Part I, sign and date the Form W-9. Notwithstanding that “Applied For” is written in Part I, the Transfer Agent will withhold 24% of all payments of the purchase price to such shareholder until a TIN is provided to the Transfer Agent. Such amounts will be refunded to such surrendering shareholder if a TIN is provided to the Transfer Agent within 60 days. Please consult your own accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E, or another version of IRS Form W-8 to claim exemption from backup withholding or contact the Transfer Agent.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

Method of delivery of this Letter of Transmittal is at the option and risk of the owner thereof. If delivering via USPS, UPS or FedEx, please deliver this Letter of Transmittal in its entirety to the Transfer Agent:

Overnight Delivery:	Regular Mail:

StepStone Private Credit Fund LLC	StepStone Private Credit Fund LLC
Attn: UMB Fund Services, Inc.	Attn: UMB Fund Services, Inc.
235 W. Galena Street	PO Box 2175
Milwaukee, WI 53212	Milwaukee, WI 53201-2175

Email: AutoAIProcessing@UMB.com	Fax: (816) 860-3140

For additional information:

Phone: (833) 334-3345

IMPORTANT: All emails sent to automated inbox are auto encrypted; any documents sent with additional encryption or that are password protected will not be received. Send one email per repurchase request along with required supporting documentation, if any.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TRANSFER AGENT.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THE OFFER TO PURCHASE, THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER DOCUMENTS RELATED TO THE OFFER TO PURCHASE, YOU SHOULD CONTACT THE TRANSFER AGENT TOLL-FREE AT (833) 334-3345 OR THE COMPANY BY EMAIL AT SCRED@StepStoneGroup.com.

IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE UNDERSIGNED AND THAT THE RISK OF LOSS OF THIS LETTER OF TRANSMITTAL AND OTHER DOCUMENTS SHALL PASS ONLY AFTER THE TRANSFER AGENT HAS ACTUALLY RECEIVED THE LETTER OF TRANSMITTAL. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Questions and requests for assistance regarding the Offer may be directed to the Company by email at SCRED@StepStoneGroup.com.

Confirmation of receipt of this Letter of Transmittal may be directed to the Transfer Agent by phone at (833) 334-3345 or by mail at the following address: UMB Fund Services, Inc., Attention: StepStone Private Credit Fund LLC, P.O. Box 2175, Milwaukee, Wisconsin 53201. The Company strongly recommends that you confirm receipt of your Letter of Transmittal with the Transfer Agent by calling (833) 334-3345, Monday through Friday, except holidays, from 7:00 a.m. to 7:00 p.m. (Central Time).

You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

VALUATION DATE: December 31, 2025

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), December 2, 2025

PARTS 1, 2, AND 5 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If you invest in the Company through a financial intermediary through whom you expect to have your tender offer request submitted, please allow for additional processing time as the Letter of Transmittal must ultimately be received by the Company’s transfer agent no later than 11:59 p.m. (Eastern Time) on the Expiration Date.

PART 1. NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of the Account: _____________________________________________________________________________

SSN/TIN: _____________________________________

Telephone Number: ______________________________

Account Number: _______________________________

PART 2. AMOUNT OF SHARES BEING TENDERED:

☐ All of the undersigned’s Shares.

 ☐ Partial Repurchase* of _________________ Shares (please only provide a number of Shares, not a dollar amount)

*

If the requested partial repurchase would put the account balance below the required minimum balance, the Company may reduce the amount to be repurchased such that the required minimum balance is maintained.

PART 3. WIRE INSTRUCTIONS:

Optional – Only complete this portion to change where proceeds are sent if other than the banking instructions on file. IRA, retirement or custodial account proceeds will be sent to the Custodian.

Bank Name _________________________________________________________

ABA Number ________________________________________________________

Name on Bank Account ________________________________________________

Bank Account Number ________________________________________________

FFC (if applicable) ________________________________________________

PART 4. REASON FOR TENDER REQUEST:

Optional - Please indicate reason for request to tender some or all of your Shares. Note, this is for internal use only and will in no way impact the ability to tender Shares.

☐ Performance of the Company event	☐ Using proceeds to fund a new investment	☐ Life

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 5. SIGNATURE(S):

The undersigned acknowledges that this request is subject to all the terms and conditions set forth in the Offer to Purchase and all capitalized terms used and not defined herein have the meaning as defined in the Offer to Purchase. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the Shares to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature of Investor, Trustee or Custodian	Date
Signature of Joint Investor, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)
If needed, use this area for Custodian Authorization (May be needed for IRA or other custodied accounts).

A Medallion Signature Guarantee (MSG) is only required if directing funds to a banking account or recipient not on file with the registration. If using a MSG, original paperwork must be submitted – a fax or email is not acceptable.

Must be signed by registered owner(s) exactly as name(s) appear(s) in the books and records of StepStone Private Credit Fund LLC. If any Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Shares. If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

Please note: IRA, retirement or custodial accounts must be signed by the shareholder and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners,

including the Custodian (if applicable) by the deadline stated herein.